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                                                                    EXHIBIT 5.2

INTERNAL REVENUE SERVICE                     DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2508
CINCINNATI, OH  45201
Date:  October 27, 1997                   Employer Identification Number:
                                                  41-1797637
POLARIS INDUSTRIES PARTNERS, L.P.         DLN:
C/O JAMES B. PLATT, ESQ.                          365170049
FREDRIKSON & BYRON, P.A.                  Person to Contact:
1100 INT'L CENTRE; 900 2ND AVE. S.                CINDY PERRY
MINNEAPOLIS, MN  55402                    Contact Telephone Number:
                                                  (513) 241-5199
                                          Plan Name:
                                                  401(K) RETIREMENT/SAVINGS PLAN

                                          Plan Number:  001

Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination letter is applicable for the amendment(s) adopted on 04-26-94.

         This determination letter is also applicable for the amendment(s) adopted on 03-23-95.

         This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

         This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

         This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.


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         This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

         This plan also satisfies the requirements of section
1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights, or features for which you have provided information.

         Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465 and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

         The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                   Sincerely yours,

                                                   /s/ C. Ashley Bullard

                                                   District Director
Enclosures:
Publication 794
Reporting & Disclosure Guide
     for Employee Benefit Plans
Addendum


         This letter supercedes our letter dated June 19, 1996.